EXHIBIT 10.112

                          PURCHASE AND SALE AGREEMENT
                         GREEN CANYON AREA, OUTER CONTINENTAL SHELF



      THIS  PURCHASE AND SALE  AGREEMENT (the   Agreement ) is  executed this
  18th day of October, 1995, by and between Enserch Exploration, Inc., a Texas corporation, as seller ( Seller ) and Reading & Bates Development Co., a Delaware corporation, as buyer ( Buyer ).

                                    RECITALS

      WHEREAS, Seller desires to sell and Buyer desires to purchase certain oil and gas properties and related rights on the terms and conditions provided in this Agreement;

      NOW, THEREFORE, Seller and Buyer hereby agree as follows:

      1. SALE AND PURCHASE

         1.1   Sale.   Subject   to  the   terms  and   conditions  of   this
  Agreement, Seller shall sell and Buyer shall purchase and pay for, at the Closing but effective as of 12:01 a.m., Central Standard Time, May 1, 1995
  (the   Effective  Date ),  the  undivided  rights,  titles  and  interests reflected in Exhibit 1.1 hereof (being an undivided twenty percent (20%) of the interest of Seller) in and to the assets described below located in or pertaining to the Green Canyon Area on the Outer Continental Shelf off the coastline of the State of Louisiana (the undivided rights, titles and interests reflected in Exhibit 1.1 hereof shall hereinafter sometimes be referred to as the Assets ). The Assets shall consist of the undivided right, title and interest reflected on Exhibit 1.1:

         (a) In and to the oil, gas and mineral leasehold interests, described on Exhibit 1.1, Part (a) (the Leases ), together with a like interest with respect to the Leases in and to any and all (i) mineral interests, (ii) overriding or landowners' royalty interests, (iii) surface and subsurface interests and rights, (iv) beneficial, convertible or reversionary interests, (v) interest owned, claimed or acquired, or to be owned, claimed or acquired, by agreement, (vi) production payments, (vii) contractual interests owned pursuant to participation agreements, operating agreements or similar agreements, and (viii) any and all like or unlike interests, including without limitation those specific items identified on Exhibit 1.1, Part (a). This shall include any contractual rights providing for the acquisition or earning of any of the foregoing, and Seller's rights in respect of any pooled, communitized or unitized acreage of which any of the foregoing is a part. Except that this Agreement shall not cover or pertain to or affect any right, title or interest of Seller in and to, or any rights derived from, any bidding agreements executed by and between Seller and Mobil Oil Exploration & Producing Southwest Inc. (All of the foregoing shall be called collectively the Leasehold Interests. )

         (b) In and to any and all wells, wellbores, pipe, gathering lines, compressors, facilities, equipment, platforms, pipelines and any and all other personal, real, movable and immovable property, fixtures or equipment which are located on or used directly in connection with the production, treatment or transportation of oil and gas from the Leasehold Interests, including, without limitation, those items specifically identified on Exhibit 1.1, Part (b) (the
                Equipment ).

         (c) In and to any and all easements, rights of way, and subsurface and surface rights associated or used in connection with any such easements or rights of way, which easements, rights-of-way and subsurface and surface rights have been obtained for use in connection with the Leasehold Interests (the Gathering Facilities ).

         (d) In and to any and all oil, gas and other minerals produced from or attributable to the Leasehold Interests on or after the Effective Date.

         (e) To the extent the same are assignable or transferable by Seller and to the extent and only to the extent that the same relate to the ownership or operation of the Leasehold Interests, the Gathering Facilities or the Equipment on or after the Effective Date, a like interest in and to all orders, contracts, agreements (including without limitation all operating agreements, transportation agreements, unit agreements, participation agreements and processing agreements), instruments, licenses, authorizations, permits, audits, claims, liens, suits, settlements and demands, and other rights, privileges, benefits, duties and powers conferred upon Seller. Except that this Agreement shall not cover or pertain to or affect any right, title or interest of Seller in and to, or any rights derived from, any bidding agreements executed by and between Seller and Mobil Oil Exploration & Producing Southwest Inc.

      1.2   Title Warranty.  Seller warrants that:

         (a)   Except  as  specifically  set  forth  in  Exhibit  1.1  and/or
               Exhibit 3.7 or resulting from the application of the agreements listed therein, neither Seller nor any parent, subsidiary or affiliate of Seller during their respective periods of ownership has (A) executed any deed, conveyance, assignment or other instrument as an assignor, grantor, sublessor or in another capacity or (B) has breached any obligation under any Lease that would (i) result in Buyer's being entitled to receive less than the net revenue interest for any Lease, well or unit set forth in Exhibit 1.1, except as otherwise noted on Exhibit 1.1, of all oil and gas in, under, and that may be produced, saved and marketed from or attributable to such Lease, well or unit, or (ii) obligate
               Buyer to bear the costs and expenses relating to the maintenance, development and operation of such Lease, well or unit in an amount greater than the working interest for such Lease, well or unit set forth in Exhibit 1.1, unless the net revenue interest attributable to said working interest is increased by a proportionate or greater amount; and

         (b)   Except  as  specifically  set  forth  in  Exhibit  1.1  and/or
               Exhibit 3.7 or resulting from the application of the agreements listed therein, the Assets are free of all Seller created liens, security interests and encumbrances created by or through Seller as of the Closing Date;

  (the limited warranty set forth in subparagraphs (a) and (b) above shall hereinafter be referred to as the Special Limited Warranty ). Seller shall convey the Assets with no warranty whatsoever other than the Special Limited Warranty, but with full substitution and subrogation to Buyer in and to all covenants, agreements, representations and warranties made by others heretofore given or made in connection with the Assets or any part thereof.

      1.3 Other Warranty Provisions. Buyer acknowledges that (a) Seller has not made any warranty or representation, whether express, implied, at common law, by statute or otherwise, relating to the fitness for an intended purpose or condition of any movable property constituting a portion of the Assets and (b) Buyer shall acquire such personal property
  in  WHERE IS, AS IS   condition.  Except as may be  specifically set forth
  to the contrary in this Agreement, Buyer acknowledges that Seller has made no representations or warranties whatever, expressed or implied, (Seller having hereby expressly disclaimed all such warranties) as to the accuracy, completeness, or materiality of any data, information, record or materials now, heretofore, or hereafter made available in connection with this Agreement (including, without limitation, any descriptions of oil and gas leases; quality or quantity or hydrocarbon reserves attributable to the Assets, if any; production rates, exploratory or development drilling opportunities, decline rates, potential for production of hydrocarbons from the Assets; the environmental condition of said Assets; the legal, tax or other consequences of owning Seller's interest in the Assets; or any other information contained in any material furnished in connection with this transaction). Any and all such data, information, records or materials furnished by Seller to Buyer is provided as a convenience only and any reliance on or use of same is at the Buyer's sole risk. WITHOUT LIMITING THE GENERALITY OF THIS PARAGRAPH, SELLER DISCLAIMS AND NEGATES AS TO ANY PERSONAL PROPERTY, FIXTURES, IMPROVEMENTS AND APPURTENANCES SUBJECT TO THIS AGREEMENT (INCLUDING ALL WELLS): (A) ANY IMPLIED OR EXPRESS
  WARRANTY OF MERCHANTABILITY, (B) ANY IMPLIED OR EXPRESS WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, AND (C) ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR SAMPLE OR MATERIALS. THE PURCHASER EXPRESSLY AGREES THAT TITLE TO SUCH PERSONAL PROPERTY, FIXTURES, IMPROVEMENTS AND APPURTENANCES WILL BE ACCEPTED "AS IS", "WHERE IS", "WITH ALL FAULTS", AND IN ITS PRESENT CONDITION AND STATE OF REPAIR.

      2. PURCHASE PRICE AND OTHER CONSIDERATION.

      2.1   Determination  of Purchase  Price.   The  purchase price  for the
  Assets (the Purchase Price ) shall be Eighteen Million Two Hundred Fifty Thousand and No/100 Dollars ($18,250,000.00) (the Purchase Price );

      2.2 Payment of Purchase Price. The payment of the Purchase Price shall be made by Buyer to Seller pursuant to the terms and provisions ofthe agreement between Buyer and Seller concerning the timing of the payment of the Purchase Price, attached hereto and made a part hereof for
  all  purposes as  Exhibit 5.2(c).    Failure of  Buyer  to conform  to and
  perform the payment of the Purchase Price in accordance with the terms and provisions of such ancillary agreement covering same, shall be grounds for the rescission of this Agreement by Seller, and Buyer shall reassign unto Seller all of the interests which Buyer has acquired from Seller
  hereunder.   Such  reassignment shall  be free  and clear  of any  and all burdens and encumbrances on the Assets, save and except those burdens and encumbrances affecting the Assets as of the date hereof.

      3. REPRESENTATIONS OF SELLER.

      As a  principal cause and  material inducement to  Buyer's execution of
  this   Agreement  and   to  Buyer's   consummation  of   the  transactions
  contemplated hereby, and with the acknowledgment by Seller of Buyer's reliance hereon, Seller, to the extent set forth below and with respect to the undivided interests in the Assets covered hereby, represents to Buyer that as of the date hereof:

      3.1 Existence of Seller. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas.

      3.2 Power of Seller. Seller has the requisite corporate power to enter into and perform this Agreement and the transactions contemplated hereby. Subject to rights to consent by, required notices to, and filings with or other actions by governmental entities where the same are customarily obtained subsequent to the assignment of oil and gas interests and leases, the execution, delivery and performance of this Agreement by Seller, and the transactions contemplated hereby, will not violate (i) any provision of the articles of incorporation or bylaws of Seller, (ii) any material agreement or instrument to which Seller is a party or by which Seller is or the Assets owned by Seller are bound, (iii) any judgment, order, ruling, or decree applicable to the Assets or to Seller as a party in interest, or (iv) any law, rule or regulation applicable to Seller or to the ownership or operation of the Assets.

      3.3   Authorization  of   Seller.      The  execution,   delivery   and
  performance of this Agreement and the transactions contemplated hereby have been duly and validly authorized by all requisite corporate action on the part of Seller. This Agreement has been duly executed and delivered on behalf of Seller, and at the Closing all documents and instruments required hereunder to be executed and delivered by Seller shall have been
  duly executed and delivered.   This Agreement does, and such documents and
  instruments shall, constitute legal, valid and binding obligations of Seller enforceable in accordance with their terms, subject, however, to the effect of bankruptcy, insolvency, reorganization, moratorium and similar laws from time to time in effect relating to the rights and remedies of creditors, as well as to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

      3.4   Brokers.    Seller  has  incurred  no  obligation  or  liability,
  contingent or otherwise, for brokers' or finders' fees in respect of the matters provided for in this Agreement and any such obligation or liability that might exist and which was incurred by Seller, shall be the sole obligation or liability of Seller.

      3.5   Foreign Person.   Seller  is not  a  foreign  person  within  the
  meaning of the Sections 1445 and 7701 of Internal Revenue Code of 1986, as amended (the "Code") (i.e. Seller is not a non-resident alien, foreign corporation, foreign partnership, foreign trust or foreign estate as those terms are defined in the Code and any regulations promulgated thereunder).

      3.6 Litigation. There are no actions, suits or proceedings pending, or to the knowledge of Seller threatened, against or affecting the Assets or any portion or portions thereof, or the operations of Seller relating to the Assets or any portion or portions thereof, and to the best of Seller's knowledge after reasonable inquiry, except as set forth in
  Exhibit 3.9, no violation of any laws, statutes, regulations or orders applicable to any Asset or the operation thereof exists.

      3.7 Contracts, Agreements, Commitments and Other Matters. Except as set forth on Exhibit 3.7, to the best of Seller's knowledge, information and belief after reasonable inquiry, there are no contracts, agreements, understandings, commitments, or other obligations (other than the oil, gas and mineral leases, surface leases, rights of way and other interests described in Exhibit 1.1 hereto and conveyance documents that are a matter of public record in the Louisiana coastal parishes adjacent to where the
  Assets  are  located  or  that  are filed  in  the   Lease  File   records
  maintained in the New Orleans District of the Minerals Management Service (the MMS ) or joint bidding agreements executed by and between Seller and Mobil, with respect to the Leases) affecting the Assets which are in effect as of the date hereof.

      3.8   Consents  and  Preferential  Purchase  Rights.   Except  for  any
  consent, agreement or waiver from Manta Ray Gathering Systems, Inc. (which consent, agreement or waiver may not be needed) and except for any governmental consents necessary under the Hart-Scott-Rodino Anti-trust Improvements Act, there are no consents (except governmental consents which are customarily obtained after the assignment of an oil and gas lease), agreements or waivers of preferential rights necessary to the valid assignment of the Assets to Buyer at Closing that have not been affirmatively waived or deemed to have been waived by expiration of the appropriate notice period, and there are no preferential purchase rights or calls on production with respect to the production from the Leasehold Interests, except as may be provided in the agreements listed in Exhibit 3.7, which limit the purchase price for oil or gas, or which are not subject to termination upon 60 days' notice.

      3.9   Environmental  Matters.  Except  as  specifically  set  forth  on
  Exhibit 3.7 and/or as to operations conducted by parties other than Seller, to the best of Seller's knowledge, information and belief after reasonable inquiry, there exists no Environmental Defect with respect to
  the Assets.   An  Environmental Defect means a  condition or  circumstance that exists in connection with the Leasehold Interests or the other Assets that is not in material compliance with any law, regulation, order or judgment of or agreement with any federal, state or local agency or court relating to the environment or that under such law, regulation, order, judgment or agreement requires the owner or operator of such leases or assets to undertake any cleanup, remediation or other expense (an
   Environmental Defect ).

      3.10 Open Wells. To the best of Seller's knowledge, information and belief after reasonable inquiry, except for wells identified in Exhibit 1.1, Part (b), there exists no well that is located on any of the Leasehold Interests and that is not plugged and abandoned in accordance with applicable rules, regulations and contractual obligations.

      3.11 Casualty Losses. To the best of Seller's knowledge, information and belief after reasonable inquiry, there has occurred no casualty in any Asset since the Effective Date that materially and adversely affects the value, use or operation of such Asset.

      3.12  Information.    No   documents  were  intentionally  removed   or
  information or documents omitted from the data or documentation furnished by Seller to Buyer that is necessary to make the data furnished not misleading in any material respect; provided, however, this representation is limited solely to matters of fact and specifically excludes any statement or forecast of existing or future reserves, geologic and
  engineering   interpretations,   forecasts,    estimates   and    economic
  assumptions, including without limitation (i) future prices of production,
  (ii) future operating costs, (iii) future capital expenditures, (iv) projections and estimates of future reserves and production and (v) the prospects for successfully completing wells.

      3.13  Compliance  with  Laws.   Except  as  specifically  set forth  on
  Exhibit 3.9 and/or as to operations conducted by parties other than Seller, to the best of Seller's knowledge, information and belief after reasonable inquiry, Seller has operated the Assets, or caused the Assets to be operated, in compliance with all laws, ordinances, regulations and
  orders  applicable  to  the  Assets  and   the  operations  undertaken  in
  connection therewith.

      3.14  Use  of  Buyer's  Equipment/Personnel.    While  it  is  Seller's
  present intention to employ a floating production vessel to be provided by Buyer or one of its affiliated companies, as previously proposed by Buyer, in the development and production of the Assets, it is specifically understood and agreed by and between Seller and Buyer, that the employment of any such system and the provision by Buyer of any such system, is specifically subject to the approval by and the rights of the various owners of the interests of which the Assets constitute a part and that the Operating Agreement described in Article 5.2(e), shall govern and control
  the determination of such matters.   Seller has made no, and will bear  no
  liability for any, representation to the contrary.

      4. REPRESENTATIONS OF BUYER.

      As a principal cause and  material inducement to Seller's  execution of
  this  Agreement   and  to  Seller's  consummation   of  the   transactions
  contemplated hereby, and with the acknowledgment by Buyer of Seller's reliance hereon, Buyer represents to Seller that as of the date hereof:

      4.1   Existence  of Buyer.    Buyer is  a  corporation duly  organized,
  validly existing and in good standing under the laws of the State of Delaware.

      4.2   Power of Buyer.   Buyer has the requisite power to enter into and
  perform this Agreement and the transactions contemplated hereby.   Subject
  to consent by, required notices to, and filings with or other actions by governmental entities where the same are customarily obtained subsequent to the assignment of oil and gas interests and leases, the execution, delivery and performance of this Agreement by Buyer, and the transactions contemplated hereby, will not violate (i) any provision of the articles of
  incorporation  or   bylaws  of  Buyer,  (ii)  any  material  agreement  or
  instrument to which Buyer is a party or by which Buyer is bound, (iii) any judgment, order, ruling, or decree applicable to Buyer as a party in interest, or (iv) any law, rule or regulation applicable to Buyer.

      4.3 Authorization of Buyer. The execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly and validly authorized by all requisite corporate action on the part of Buyer. This Agreement has been duly executed and delivered on behalf of Buyer, and at the Closing all documents and instruments required hereunder to be executed and delivered by Buyer shall have been duly executed and delivered. This Agreement does, and such documents and instruments shall, constitute legal, valid and binding obligations of Buyer enforceable in
  accordance  with  their   terms,  subject,  however,  to  the   effect  of
  bankruptcy, insolvency, reorganization, moratorium and similar laws from time to time in effect relating to the rights and remedies of creditors, as well as to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

      4.4   Brokers.     Buyer  has  incurred  no  obligation  or  liability,
  contingent or otherwise, for brokers' or finders' fees in respect of the matters provided for in this Agreement and any such obligation or liability that might exist and which was incurred by Buyer, shall be the sole obligation of Buyer.

      4.5 Title Examination. Buyer has conducted a title examination with respect to Seller's interests in the Assets and acknowledges that there are no title defects which will prevent the closing under this Agreement. Buyer has disclosed, prior to the execution of this Agreement, to the best of its knowledge, information and belief, all known or suspected title defects which may place Seller in breach of its warranty or its representations hereunder.

      4.6   MMS  Approval.   Buyer has contemporaneously  with the Closing of
  the transaction contemplated by this Agreement, filed with the Minerals Management Service, what it believes to be the appropriate documentation for the approval of Buyer as an owner and operator of the Assets. Subject only to the approval of Buyer's filing described in the preceding sentence, Buyer is not aware of the existence of any fact or condition with respect to Buyer or the Assets that may cause the MMS to withhold unconditional approval, to the extent MMS approval is required under applicable law, of the transfer of the Assets from Seller to Buyer.

      5. CLOSING.

      5.1 Time and Place of Closing. The consummation of the transactions contemplated hereby (the Closing ) is to be held at the offices of Buyer on or before October 20, 1995 or within five (5) business days after the receipt of any required governmental approvals or within five (5) business days after the time for any governmental objection has expired (namely Hart-Scott-Rodino approval), whichever of the three dates is the later
  date, unless extended by the mutual consent  of the parties hereto.   (The
  date on  which the  Closing occurs  shall be  referred to  as the  Closing
  Date. )

      5.2   Closing Obligations.  At the Closing:

         (a) Seller shall execute, acknowledge and deliver to Buyer the conveyance instruments in the form of Exhibit 5.2(a) which will convey title to the Assets to Buyer and deliver possession thereof to Buyer together with all requisite forms required to accompany such assignments for filing with the MMS.

         (b) Seller shall execute such other instruments and take such other action as may be necessary to carry out its obligations under this Agreement.

         (c) Buyer shall execute and deliver to Seller an ancillary agreement covering and pertaining to the scheduled payment of the Purchase Price in the form of and containing the terms and provisions found in Exhibit 5.2(c) and also execute and deliver to Seller, the mortgage and security agreement, note and financing statement described therein.

         (d) Buyer shall execute such other instruments and take such other action as may be necessary to carry out its obligations under this Agreement.

         (e) Buyer and Seller shall execute and deliver, each unto the other, the Operating Agreement dated effective May 1, 1995, which agreement has been negotiated between the Seller and Buyer and Mobil Oil Corporation, et al., and which agreement shall govern the ownership and operation of the Assets on and after the Effective Date (the "Operating Agreement").

         (f) Buyer shall execute and deliver unto Seller, the Authorization for Expenditure attached hereto and made a part hereof for all purposes as Exhibit 5.2(f), covering and pertaining to the drilling and/or completion of the OCS-G 7049 #5 Well.

         (g) Buyer shall execute and deliver to Seller the Option Agreement covering and pertaining to the option set forth in
               Section 8.15, in the form of Exhibit 5.2 (g), attached hereto and made a part hereof for all purposes.

         (h) Buyer shall pay in cash to Seller, the sum of Six Million Two Hundred Fifty Thousand and No/100 Dollars ($6,250,000.00)

      6. POST-CLOSING OBLIGATIONS.

      6.1 Assumption of Obligations and Grant of Indemnities Relating to Operations.

         (a)   SUBJECT TO EACH OF THE FOLLOWING EXCEPTIONS:

            (X) EXCEPT AS TO THOSE MATTERS DESCRIBED IN SECTION 6.1(B) AND TO THE LIMITED EXTENT THAT SELLER HAS AGREED TO INDEMNIFY BUYER AS PROVIDED IN SUCH SECTION 6.1(B); AND

            (Y) EXCEPT TO THE EXTENT ANY OF THE FOLLOWING IS ATTRIBUTABLE TO THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SELLER AT ANY TIME BETWEEN THE EFFECTIVE DATE AND THE CLOSING DATE;

            TO THE EXTENT OF ITS INTEREST IN THE ASSETS, BUYER HEREBY ASSUMES ALL OF THE FOLLOWING DESCRIBED OBLIGATIONS, AND SUBJECT TO THE TERMS, PROVISIONS AND LIMITATIONS OF THE OPERATING AGREEMENT DESCRIBED IN ARTICLE 5.2(e), BUYER AGREES TO INDEMNIFY, DEFEND AND HOLD HARMLESS SELLER, ITS OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES, AGENTS AND REPRESENTATIVES (THE SELLER GROUP ), REGARDLESS OF WHETHER SELLER GROUP WAS WHOLLY OR PARTIALLY NEGLIGENT OR OTHERWISE AT FAULT, FROM AND AGAINST ANY AND ALL CLAIMS, LIABILITIES, LOSSES, COSTS AND
            EXPENSES (INCLUDING, WITHOUT LIMITATION, COURT COSTS AND REASONABLE ATTORNEYS' FEES) ARISING FROM:

            (I) EVENTS THAT TRANSPIRE OR CONDITIONS THAT COME INTO EXISTENCE AFTER THE EFFECTIVE DATE THAT ARE ATTRIBUTABLE TO THE OWNERSHIP OR OPERATION OF THE ASSETS ON OR AFTER THE EFFECTIVE DATE;

            (II) THE PROPER PLUGGING AND ABANDONMENT OF ALL WELLS NOW OR HEREAFTER LOCATED ON THE LEASEHOLD INTERESTS;

            (III) THE ABANDONMENT OF THE GATHERING FACILITIES; AND

            (IV) ALL LIABILITY FOR PROPERTY DAMAGE OR INJURY TO OR DEATH OF PERSONS OCCURRING AFTER THE EFFECTIVE DATE AND ARISING OUT OF THE OWNERSHIP OR OPERATION OF THE ASSETS, REGARDLESS OF WHETHER SAID DAMAGES OR INJURY IS ATTRIBUTABLE IN WHOLE OR IN PART TO CONDITIONS THAT EXISTED BEFORE THE EFFECTIVE DATE.

            ADDITIONALLY, BUYER HEREBY ASSUMES, TO THE EXTENT OF ITS INTERESTS IN THE ASSETS CONVEYED BY SELLER TO BUYER HEREUNDER AND TO THE EXTENT THE SAME ARE ASSIGNABLE OR TRANSFERABLE BY SELLER (AND ARE SO ASSIGNED OR TRANSFERRED) AND TO THE EXTENT AND ONLY TO THE EXTENT THAT THE SAME RELATE TO THE OWNERSHIP OR OPERATION OF THE LEASEHOLD INTERESTS, THE GATHERING FACILITIES OR THE EQUIPMENT ON OR AFTER THE EFFECTIVE DATE, ANY AND ALL
            DUTIES AND OBLIGATIONS ARISING FROM ANY AND ALL ORDERS, CONTRACTS, AGREEMENTS (INCLUDING WITHOUT LIMITATION ALL OPERATING AGREEMENTS, TRANSPORTATION AGREEMENTS, UNIT AGREEMENTS, PARTICIPATION AGREEMENTS AND PROCESSING AGREEMENTS), INSTRUMENTS, LICENSES, AUTHORIZATIONS, PERMITS, AUDITS, CLAIMS, LIENS, SUITS, SETTLEMENTS AND DEMANDS, AND OTHER RIGHTS,
            PRIVILEGES, BENEFITS AND POWERS CONFERRED UPON SELLER, INCLUDING, BUT NOT LIMITED TO THOSE LISTED ON EXHIBIT 3.7 (COLLECTIVELY HEREINAFTER REFERRED TO IN THIS PARAGRAPH AS
            "AGREEMENTS").    SUBJECT   TO  THE  LIMITATIONS  WHICH   MAY  BE
            CONTAINED IN THE OPERATING AGREEMENT DESCRIBED IN ARTICLE 5.2(e), BUYER AGREES TO INDEMNIFY, DEFEND AND HOLD HARMLESS SELLER, ITS OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES, AGENTS AND REPRESENTATIVES (THE SELLER GROUP ), REGARDLESS OF WHETHER SELLER GROUP WAS WHOLLY OR PARTIALLY NEGLIGENT OR OTHERWISE AT FAULT, FROM AND AGAINST ANY AND ALL CLAIMS, LIABILITIES, LOSSES, COSTS AND EXPENSES (INCLUDING, WITHOUT LIMITATION, COURT COSTS AND REASONABLE ATTORNEYS' FEES) ARISING FROM BUYER'S BREACH OR NON-PERFORMANCE OF SUCH AGREEMENTS.


         (b) AS TO SELLER'S INTEREST IN AND TO THE ASSETS CONVEYED BY THIS AGREEMENT, SELLER AGREES TO INDEMNIFY, DEFEND AND HOLD
               HARMLESS BUYER, ITS PARTNERS, OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES, AGENTS AND REPRESENTATIVES, AND THE OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES, AGENTS AND REPRESENTATIVES OF ITS PARTNERS (THE BUYER GROUP ), REGARDLESS OF WHETHER BUYER GROUP WAS WHOLLY OR PARTIALLY NEGLIGENT OR OTHERWISE AT FAULT, FROM AND AGAINST ANY AND ALL CLAIMS, LIABILITIES, LOSSES, COSTS AND EXPENSES (INCLUDING, WITHOUT LIMITATION, COURT COSTS AND REASONABLE ATTORNEYS'
               FEES) ARISING FROM:

            (I) EVENTS THAT HAVE TRANSPIRED OR CONDITIONS THAT HAVE COME INTO EXISTENCE PRIOR TO THE EFFECTIVE DATE THAT ARE ATTRIBUTABLE TO THE OWNERSHIP OR OPERATION OF THE ASSETS;

            (II) ALL LIABILITY FOR PROPERTY DAMAGE OR INJURY TO OR DEATH OF PERSONS OCCURRING PRIOR TO THE EFFECTIVE DATE AND ARISING OUT OF THE OWNERSHIP OR OPERATION OF THE ASSETS REGARDLESS OF WHETHER CLAIMS RELATED TO SAID DAMAGE, INJURY OR DEATH ARE ASSERTED ON, BEFORE OR AFTER THE EFFECTIVE DATE; AND

            (III) THE GROSS  NEGLIGENCE OR  WILLFUL MISCONDUCT  OF SELLER  AT
                  ANY TIME BETWEEN THE EFFECTIVE DATE AND THE CLOSING DATE.

         (c) NOTWITHSTANDING THE FOREGOING PROVISIONS SET FORTH IN SECTIONS 6.3(A) AND (B), THE ASSUMPTION, INDEMNITY, DEFENSE AND HOLD HARMLESS OBLIGATIONS OF BUYER AND SELLER THEREUNDER SHALL NOT APPLY TO (I) ANY LIABILITY OF ONE PARTY HERETO TO THE OTHER PARTY UNDER THE PROVISIONS OF THIS AGREEMENT, (II) EITHER PARTY'S COSTS AND EXPENSES WITH RESPECT TO THE
               NEGOTIATION AND CONSUMMATION OF THIS AGREEMENT AND THE PURCHASE AND SALE OF THE ASSETS, OR (III) ANY AMOUNTS COVERED BY INSURANCE TO THE EXTENT PAID OR REIMBURSED TO THE INDEMNIFIED PARTY (WHO SHALL USE REASONABLE EFFORTS TO COLLECT SUCH AMOUNTS).

      6.2   Further Assurances.   After  Closing, Seller  and Buyer agree  to
  take such further actions and to execute, acknowledge and deliver all such further documents that are necessary or useful in carrying out the purposes of this Agreement or of any document delivered pursuant hereto.

      6.3 Governmental Approvals. After Closing, Seller and Buyer agree to take all actions and to execute all documents reasonably requested by the other party to obtain all necessary permissions, approvals or consents required by federal, state or local governmental authorities to consummate the sale contemplated by this Agreement . If all such approvals or consents are not obtained within one (1) year after Closing or such longer period as may be mutually agreed in writing by Buyer and Seller, the sale of the Assets shall be null, Buyer shall return possession of the Assets to Seller, and Seller shall return the Purchase Price to Buyer. In the event that the sale is deemed null, Buyer shall bear the risk of loss between the Closing Date and the date that Seller is restored to possession of the Assets.

      6.4   Cooperation.   Each  party to  this Agreement  shall provide  the
  other party with reasonable access to all relevant documents, data and other information which may be required by the other parties for the purpose of preparing tax returns and responding to any audit by any taxing
  jurisdiction.   Each party  to  this Agreement  shall cooperate  with  all
  reasonable  requests  of  the  other   parties  made  in  connection  with
  contesting  the  imposition of  taxes.   Notwithstanding  anything  to the
  contrary in this Agreement, no party to this Agreement shall be required at any time to disclose to the other parties any tax return or other confidential tax information.

      6.5 Access. Seller and Buyer each shall use its reasonable efforts to afford the other with access to its employees, as follows: (i), in the case of Seller, employees of Seller, as Buyer may reasonably request for Buyer s proper business purposes, including without limitation, the defense of legal proceedings, who remain employees of Seller following the date of Closing and who are familiar with the operations of the Assets, and  (ii),  in  the case  of  Buyer, employees  of  Buyer,  as Seller  may reasonably  request  for  Seller s  proper  business  purposes,  including
  without limitation,  the defense  of legal proceedings.   Such access  may
  include interviews or attendance at depositions or legal proceedings; provided, however, that in any event all out-of-pocket expenses (including wages and salaries) reasonably incurred by any party in connection with this Section 6.7 shall be paid or promptly reimbursed by the party requesting such services.

      7. TAXES.

      7.1   Apportionment of Ad Valorem and  Property Taxes.  All  ad valorem
  taxes,   real  property  taxes,  personal  property   taxes,  and  similar
  obligations ( Property Taxes ) with respect to the tax period in which the Effective Date occurs shall be apportioned as of the Effective Date between Seller and Buyer. The owner of record on the assessment date shall file or cause to be filed all required reports and returns incident to the Property Taxes and shall pay or cause to be paid to the taxing authorities all Property Taxes relating to the tax period in which the Effective Date occurs.

      7.2   Sales Taxes.   Any sales, use or other tax on the transfer of the
  Assets from Seller to Buyer shall be paid by Buyer.

      7.3   Other  Taxes.   All  taxes (other  than  income taxes)  which are
  imposed on or with respect to the production of oil, natural gas or other hydrocarbons or minerals or the receipt of proceeds therefrom (including but not limited to severance, production, and excise taxes) shall be apportioned between the parties based upon the respective shares of production taken by the parties. All such taxes which have accrued prior to the Effective Date have been or will be properly paid or withheld by Seller and all statements, returns, and documents pertinent thereto have been or will be properly filed by Seller. Buyer shall be responsible for paying or withholding or causing to be paid or withheld all such taxes which have accrued after the Effective Date and for filing all statements, returns, and documents incident thereto.

      8. MISCELLANEOUS.

      8.1 Governing Law. THIS AGREEMENT AND ALL INSTRUMENTS EXECUTED IN ACCORDANCE WITH IT SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF LOUISIANA, WITHOUT REGARD TO CONFLICT OF LAW RULES THAT WOULD DIRECT APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.
      8.2   Entire  Agreement.    This  Agreement,  including  all   exhibits
  attached hereto and made a part hereof, together with that certain letter agreement relating to the purchase and sale of the Assets dated April 17, 1995 executed by and between Seller and Buyer, as amended, including all exhibits attached thereto and made a part thereof, (the Offer Letter ) constitute the entire agreement between the parties and together supersede
  all  prior  agreements,  understandings,  negotiations   and  discussions,
  whether oral or written, of the parties. In the event of any conflict between this Agreement and the Offer Letter, the provisions of this Agreement shall take precedence. No supplement, amendment, alteration, modification, waiver or termination of this Agreement or the Offer Letter shall be binding unless executed in writing by the parties hereto.

      8.3   Waiver.   No waiver of  any of  the provisions of  this Agreement
  shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

      8.4   Captions.   The captions in  this Agreement  are for  convenience
  only and shall not be considered part of or affect the construction or interpretation of any provision of this Agreement.

      8.5   Notices.   Any notice  provided or  permitted to  be given  under
  this Agreement shall be in writing, and may be served by personal delivery, by depositing same in the mail, addressed to the party to be notified, postage prepaid, and registered or certified with a return receipt requested or by facsimile transmission. Notice deposited in the mail in the manner hereinabove described shall be deemed to have been given and received on the date of the delivery as shown on the return receipt. Notice served in any other manner shall be deemed to have been given and received only in and when actually received by the addressee. For purposes of notice, the addresses of the parties shall be as follows:

  Seller's Mailing Address:
                  Enserch Exploration, Inc.
                  4849 Greenville Avenue, Suite 1200
                  Dallas, Texas 75206
                  Attention: James K. Teringo, Jr., Esq.
                  Telephone: (214) 987-6651
                  Fax: (214) 987-6475

  Buyer's Mailing Address:
                  Reading & Bates Development Co.
                  901 Threadneedle, Suite 200
                  Houston, Texas  77079
                  Attention:  Wayne K. Hillin, Esq.
                  Telephone: (713) 496-5000
                  Fax:  (713) 496-0285

  Each party shall have the right, upon giving ten (10) days prior notice to the other in the manner hereinabove provided, to change its address for purposes of notice.

      8.6   Expenses.   Except as otherwise provided herein, each party shall
  be solely responsible for all expenses incurred by it in connection with this transaction (including, without limitation, fees and expenses of its own counsel and accountants).

      8.7 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced under any rule of law, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in a materially adverse manner with respect to either party.

      8.8   Survival.      The   warranties,   representations,    covenants,
  agreements and obligations of the parties under this Agreement shall survive the Closing of the transaction contemplated hereby.

      8.9   Successors  and Assigns.   This  Agreement shall  be binding upon
  and shall inure to the benefit of the parties hereto and their respective successors, assigns and legal representatives.

      8.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      8.11 Attorneys' Fees. If a suit or action is filed by any party to enforce this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees incurred in investigation or related matters and in preparation for and prosecution or defense of such suit or action as fixed by the trial court, and, if any appeal is taken from the decision of the trial court, reasonable attorneys' fees as fixed by the appellate court or, if appropriate, by the trial court.

      8.12  Indemnity.  WITH  RESPECT TO ANY  OBLIGATION OF  ANY PARTY  UNDER
  ANY  PROVISION  OF  THIS   AGREEMENT  TO  PROVIDE  INDEMNITY,  DEFEND  THE
  INDEMNITEE PARTY, AND PAY ATTORNEYS' FEES AND OTHER COSTS AND EXPENSES  OF
  LITIGATION  ASSOCIATED  WITH  THE  INDEMNITEE  PARTY'S  DEFENSE,   IF  THE
  INDEMNITOR PARTY IS HONORING ITS OBLIGATION TO DEFEND THE INDEMNITEE PARTY AND THE INDEMNITEE PARTY NEVERTHELESS ENGAGES AN ATTORNEY TO REPRESENT ITSELF AGAINST SUCH CLAIM OR LAWSUIT, THE INDEMNITOR PARTY SHALL NOT BE RESPONSIBLE FOR AND SHALL NOT PAY ATTORNEYS' FEES AND OTHER COSTS AND
  EXPENSES  OF  LITIGATION  INCURRED  BY  THE  INDEMNITEE  PARTY   THAT  ARE
  ATTRIBUTABLE  TO  THE  INDEMNITEE  PARTY'S  INDEPENDENT  AND   DUPLICATIVE
  DEFENSE.   IF ANY  INDEMNITEE  PARTY UNDER  ANY CIRCUMSTANCES  SETTLES  OR
  DISCHARGES (OR DELEGATES THE RIGHT TO SETTLE OR DISCHARGE TO ANY THIRD PARTY) ANY CLAIM OR LAWSUIT COVERED BY ANY SUCH INDEMNITY PROVISION WITHOUT OBTAINING THE PRIOR WRITTEN CONSENT OF THE INDEMNITOR PARTY, THEN THE INDEMNITOR PARTY'S OBLIGATION TO DEFEND, INDEMNIFY AND HOLD HARMLESS SUCH INDEMNITEE PARTY FROM SUCH CLAIM OR LAWSUIT SHALL TERMINATE AND INDEMNITOR PARTY SHALL HAVE NO OBLIGATION TO FUND THE COST OF ANY SUCH
  SETTLEMENT.   NOTWITHSTANDING  ANY PROVISION HEREOF  TO THE  CONTRARY, THE
  ASSUMPTION, INDEMNITY, DEFENSE AND HOLD HARMLESS PROVISIONS SET FORTH IN ANY SUCH INDEMNITY PROVISION SHALL NOT APPLY TO ANY AMOUNT COVERED BY INSURANCE TO THE EXTENT PAID OR REIMBURSED TO THE INDEMNITEE PARTY (WHO SHALL USE REASONABLE EFFORTS TO COLLECT SUCH AMOUNTS) AND ANY SUCH INSURANCE COVERAGE SHALL PROVIDE FOR A WAIVER OF SUBROGATION IN FAVOR OF THE INDEMNITOR PARTY.

      8.13 NORM. Buyer acknowledges that it has been informed that oil and gas producing formations can contain naturally occurring radioactive material ( NORM ). Formation of scale or deposits can concentrate NORM on equipment and in sludges. The presence of NORM in certain concentrations requires that certain appropriate health, safety, and environmental precautions be taken.

      8.14 ASSIGNABILITY. Notwithstanding the provisions of the Operating Agreement described in Article 5.2(e) hereof, this agreement and the Assets covered hereby may not be assigned, sold, conveyed, mortgaged, pledged, transferred or exchanged by Buyer without the express prior
  written  consent of  Seller.   Seller  may withhold  such consent  for any
  reason  which,   in  its   sole  discretion,   is  reasonable   under  the
  circumstances.   Any such assignment, sale,  conveyance, mortgage, pledge,
  transfer or exchange by Buyer in the absence of such consent by Seller shall be void and without force or effect.

      8.15 CHANGE IN CONTROL. In the event that, at any time during the term of the Operating Agreement or ten (10) years from the date of the execution hereof, whichever period is lesser, Buyer experiences a "change in control of the Company", as hereinafter defined, Seller shall have the right and option, but not the obligation, for a period of sixty (60) days following receipt of notice from Buyer that a change in control of the Company has occurred, to acquire all of Buyer's right, title and interest in and to the Assets and any additional interests which may have been acquired pursuant to the Operating Agreement described in Article 5.2(e)
  hereof.   Any  such  acquisition by  Seller  pursuant  to  the  terms  and provisions hereof shall be made free and clear of any and all liens, mortgages, claims, overriding royalty interests, production payments or any other burdens which may have been created by, through or under Buyer, and such acquisition shall be made for a consideration equal to and not to exceed the actual out-of-pocket expenditures made by Buyer with respect to the Assets and other interests to be acquired hereunder, which were incurred and paid by Buyer from the date of the acquisition thereof by
  Buyer to the date of the acquisition thereof by Seller.   For the purposes
  of this provision, "Company" shall be deemed to mean Buyer and the parent of Buyer and/or any other entity controlling a majority of the voting stock of Buyer. For the purposes of this provision, a "change in control of the Company" shall mean a change in control of a nature that would be required to be reported in response to Item 1(a) of the Current Report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act") or would have been required to be so reported but for the fact that such event had been "previously reported" as that term is defined in Rule 12b-2 of Regulation 12B of the Exchange Act; provided that, without limitation, such a change in control shall be deemed to have occurred if (a) any Person is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 40% or more of the combined voting power of the Company's then outstanding securities ordinarily (apart from rights accruing under special circumstances) having the right to vote at elections of directors ("Voting Securities"), or (b) individuals who constitute the Board on the Effective Date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board (either by specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be, for purposes of this clause (b), considered as though such person were a member of the Incumbent Board, or (c) a recapitalization of the Company occurs which results in either a decrease by 33% or more in the aggregate percentage ownership of Voting Securities held by Independent Shareholders (on a primary basis or on a fully diluted basis after giving effect to the exercise of stock option and warrants) or an increase in the aggregate percentage ownership of Voting Securities held by non-Independent Shareholders (on a primary basis or on a fully diluted basis after giving effect to the exercise of stock options and warrants) to greater than 50%. For purposes of this provision, the term "Person" shall mean and include any individual, corporation, partnership, group, association or other "person," as such term is used in Section 14(d) of the Exchange Act, other than the Company, a subsidiary of the Company or any employee benefit plan(s) sponsored or maintained by the Company or an subsidiary thereof, and the term "Independent Shareholder" shall mean any shareholder of the Company except any employee(s) or director(s) of the Company or any employee benefit plan(s) sponsored or maintained by the Company or any subsidiary thereof. For purposes of this
  Article 8.15, a "change in control of the Company" shall not be deemed to occur solely as the result of a spin-off or other distribution of the outstanding stock of the Buyer (or assignee or transferee of the Buyer to
  which  Seller  has  consented   under  the  provisions  of  Article  8.14,
  hereinafter a "permitted assignee") to the stockholders of the ultimate parent corporation controlling a majority of the voting stock of Buyer or any permitted assignee.

      Seller and Buyer acknowledge that this option is granted in connection with the obligations set forth in this Agreement and the Operating Agreement, and do hereby agree that this option shall be irrevocable until the earlier of (i) ten (10) years from the date of the execution hereof; or (ii) the termination date of the Operating Agreement, as provided
  therein.   Buyer and  Seller shall execute an  Option Agreement evidencing this arrangement, in the form of Exhibit 5.2(g), attached hereto and made a part hereof for all purposes, which may be filed of record.


         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first set forth above.

                                      SELLER:

                                      ENSERCH EXPLORATION, INC.


  _______________________________     By:________________________________
     James K. Teringo, Jr.                R. L. Kincheloe
                                          Senior Vice President,
                                          Offshore and International
  ________________________________


                                       BUYER:

  WITNESSES:
                                       READING & BATES DEVELOPMENT CO.


  ________________________________     By:__________________________________
  Name:___________________________     Name:   D. C. Toalson
                                       Title:  President

  ________________________________
  Name:___________________________

-----------------------------------------------------------------------------

  STATE OF TEXAS

  COUNTY OF DALLAS

      BEFORE ME, the undersigned authority, duly commissioned and qualified within and for the State and County aforesaid, personally came and appeared:

      R. L. KINCHELOE, to me personally known to be the person whose name is subscribed to the foregoing instrument, who declared and acknowledged to me, notary, in the presence of the undersigned competent witnesses, that he executed the above and foregoing instrument in his capacity as Senior Vice President, Offshore and International of Enserch Exploration, Inc., a Texas corporation, on behalf of said corporation with full authority, and that the said instrument is the free act and deed of the said corporation, and was executed for the uses, purposes and benefits therein expressed.

      THUS DONE, READ AND SIGNED in the State and County aforesaid, in the presence of James K. Teringo, Jr. and ____________________________,
  competent witnesses, on the 18th day of October, 1995.

  WITNESSES:


  ______________________________   ___________________________________
  James K. Teringo, Jr.            R. L. KINCHELOE


  ______________________________



                     _____________________________________
                     Notary Public in and for the
                     State of Texas

  My Commission expires:

  ____________________________




  STATE OF TEXAS

  COUNTY OF DALLAS


      BEFORE ME, the undersigned authority, duly commissioned and qualified within and for the State and County aforesaid, personally came and appeared:

      D. C. TOALSON, to me personally known to be the person whose name is subscribed to the foregoing instrument, who declared and acknowledged to me, notary, in the presence of the undersigned competent witnesses, that he executed the above and foregoing instrument in his capacity as President of Reading & Bates Development Co., a Delaware corporation, on behalf of the said corporation with full authority, and that the said instrument is the free act and deed of the said corporation, and was executed for the uses, purposes and benefits therein expressed.

      THUS DONE, READ  AND SIGNED in the  State and County aforesaid,  in the
  presence         of         _________________________________          and
  _________________________________, competent witnesses, on the 18th day of
  October, 1995.


  WITNESSES:
  ___________________________________  ____________________________________
                                       D. C. TOALSON

  ___________________________________



                        ____________________________________
                        Notary Public in and for the
                        State of Texas

  My Commission expires:

  __________________________________


                            EXHIBIT 1.1

                             PART (a)
                        LEASEHOLD INTERESTS

  1. LEASE OCS-G 8504. That certain Oil and Gas Lease of Submerged Lands under the Outer Continental Shelf Lands Act made and effective as of June 1, 1986, by and between the United States of America, as Lessor, and Placid Oil Company, et al., as Lessees, bearing Serial No. OCS-G 8504 covering all of Block 209, Green Canyon, OCS Official Protraction Diagram, NG 15-3.

             Working Interest                       13.333333%
             Net Revenue Interest                   11.616868%

  2. LEASE OCS-G 7049. That certain Oil and Gas Lease of Submerged Lands under the Outer Continental Shelf Lands
     Act made and effective as of June 1, 1984, by and between the United States of America, as Lessor, and Placid Oil Company, et al., as Lessees, bearing Serial No. OCS-G 7049 covering all of Block 254, Green Canyon, OCS Official Protraction Diagram, NG 15-3.

             Working Interest                       20.000000%
             Net Revenue Interest                   17.3506665%

  3. LEASE OCS-G 8010. That certain Oil and Gas Lease of Submerged Lands under the Outer Continental Shelf Lands Act made and effective as of July 1, 1985, by and between the United States of America, as Lessor, and Placid Oil Company, et al., as Lessees, bearing Serial No. OCS-G 8010 covering all of Block 298, Green Canyon, OCS Official Protraction Diagram, NG 15-3.

             Working Interest                       20.00000%
             Net Revenue Interest                   17.35066%

  4. LEASE OCS-G 8012. That certain Oil and Gas Lease of Submerged Lands under the Outer Continental Shelf Lands Act made and effective as of July 1, 1985, by and between the United States of America, as Lessor, and Placid Oil Company, et al., as Lessees, bearing Serial No. OCS-G 8012 covering all of Block 342, Green Canyon, OCS Official Protraction Diagram, NG 15-3.

             Working Interest                       20.00000%
             Net Revenue Interest                   17.35066%

  5. LEASE OCS-G 8876. That certain Oil and Gas Lease of Submerged Lands under the Outer Continental Shelf Lands
     Act made and effective as of June 1, 1987, by and between the United States of America, as Lessor, to Hunt Petroleum Corporation et al., as Lessees, bearing Serial No. OCS-G 8876 covering all of Block 297, Green Canyon, OCS Official Protraction Diagram, NG 15-3.

             Working Interest                       20.000000%
             Net Revenue Interest                   16.833333%

  6. LEASE OCS-G 13171. That certain Oil and Gas Lease of Submerged Lands under the Outer Continental Shelf Lands Act made and effective as of May 1, 1991, by and between the United States of America, as Lessor, to Exxon Corporation, as Lessee, bearing Serial No. OCS-G 13171 covering all of Block 341, Green Canyon, OCS Official Protraction Diagram, NG 15-3.

             Working Interest                       20.000000%
             Net Revenue Interest                   17.500000%

  7. LEASE OCS-G 13696. That certain Oil and Gas Lease of Submerged Lands under the Outer Continental Shelf Lands Act made and effective as of July 1, 1992, by and between the United States of America, as Lessor, to Exxon Corporation, as Lessee, bearing Serial No. OCS-G 13696 covering all of Block 210, Green Canyon, OCS Official Protraction Diagram, NG 15-3.

             Working Interest                       20.000000%
             Net Revenue Interest                   17.500000%

  8. LEASE OCS-G 8000. That certain Oil and Gas Lease of Submerged Lands under the Outer Continental Shelf Lands Act made and effective as of July 1, 1985, by and between the United States of America, as Lessor, and Placid Oil Company, et al., as Lessees, bearing Serial No. OCS-G 8000 covering all of Block 213, Green Canyon, OCS Official Protraction Diagram, NG 15-3.

             Working Interest                       20.00000%
             Net Revenue Interest                   17.35066%

  9. LEASE OCS-G 8006. That certain Oil and Gas Lease of Submerged Lands under the Outer Continental Shelf Lands Act made and effective as of July 1, 1985, by and between the United States of America, as Lessor, and Placid Oil Company, et al., as Lessees, bearing Serial No. OCS-G 8006 covering all of Block 258, Green Canyon, OCS Official Protraction Diagram, NG 15-3.

             Working Interest                       20.00000%
             Net Revenue Interest                   17.35066%

 10. LEASE OCS-G 8005. That certain Oil and Gas Lease of Submerged Lands under the Outer Continental Shelf Lands Act made and effective as of July 1, 1985, by and between the United States of America, as Lessor, to Amerada Hess et al., as Lessees, bearing Serial No. OCS-G 8005 covering all of Block 253, Green Canyon, OCS Official Protraction Diagram, NG 15-3.

             Working Interest                       20.000000%
             Net Revenue Interest                   16.500000%


                             PART (b)
                             EQUIPMENT

  1. WELLS:
                                  WORKING       REVENUE
                                 INTEREST       INTEREST

     A.   OCS-G 7049 #3          20.00000%       17.350665%
     B.   OCS-G 7049 #4          20.00000%       17.350665%
     C.   OCS-G 7049 #4ST1       20.00000%       17.350665%
     D.   OCS-G 7049 #5          20.00000%       17.350665%

  2. TEMPLATE:

     That certain three well drilling template acquired, inter alia, by Seller for use in connection with the drilling of the OCS-G 7049 #5 Well.

  NOTE:   All  references in  the Exhibit  1.1 made  to "Working
          Interest" and "Revenue Interest," and to the numbers set forth in connection therewith, are for title warranty purposes only.


                            EXHIBIT 3.7

       CONTRACTS, AGREEMENTS, COMMITMENTS AND OTHER MATTERS

  GREEN CANYON BLOCK 209:

  1. Offer Letter  dated April 17, 1995, executed by and between
     Enserch Exploration, Inc. and  Reading & Bates  Development
     Co., as such may have been amended.

  2. Partial   Lease   Interest   Acquisition  Agreement   dated
     effective September 22, 1988, as amended, executed by and between Exxon Corporation and Opubco Resources, Inc., et al.

  3. Offshore Operating Agreement dated effective September 22, 1988, executed by and between Exxon Corporation and Placid Oil Company, et al., as amended by instrument effective November 21, 1989, covering and pertaining to Green Canyon Block 209.

  4. Farmout Agreement dated July 10, 1991 (including all amendments to that agreement), between Exxon Corporation and Hunt Petroleum Corporation covering Green Canyon Blocks
     209, 254, 297, 298 and 342.

  5. Bidding Agreement dated April 1, 1986, (including all amendments to that agreement) between Exxon Corporation and Amoco Production Company, et al., covering and pertaining to Green Canyon Block 209.

  6. Purchase and Sale Agreement dated March 28, 1995, executed by and between Exxon Corporation, as Seller and Enserch
     Exploration, Inc., as Buyer.

  7. Purchase and Sale Agreement dated February 28, 1995, executed by and between Enserch Offshore, Inc., as Buyer and HI Production Company, Inc., as Seller.

  8. Purchase and Sale Agreement dated February 28, 1995, executed by and between Enserch Offshore, Inc., as Buyer and Placid Oil Company, as Seller.

  9. Purchase and Sale Agreement dated February 28, 1995, executed by and between Enserch Offshore, Inc., as Buyer and OPUBCO Resources, Inc., as Seller.

  GREEN CANYON BLOCK 254:

  1. Offer Letter  dated April 17, 1995, executed by and between
     Enserch Exploration,  Inc. and Reading  & Bates Development
     Co., as such may have been amended.

  2. Farmout Agreement dated July 10, 1991 (including all amendments to that agreement), between Exxon Corporation and Hunt Petroleum Corporation covering Green Canyon Blocks
     209, 254, 297, 298 and 342.

  3. Purchase and Sale Agreement dated March 28, 1995, executed by and between Exxon Corporation, as Seller and Enserch
     Exploration, Inc., as Buyer.

  4. Oil Gathering Agreement dated December 2, 1994, executed by and between EP Operating Limited Partnership, as Producer and Manta Ray Gathering Systems Inc., as Gatherer.

  5. Gas Gathering Agreement dated December 2, 1994, executed by and between EP Operating Limited Partnership, as Producer and Manta Ray Gathering Systems Inc., as Gatherer.

  6. Purchase and Sale Agreement dated February 28, 1995, executed by and between Enserch Offshore, Inc., as Buyer and HI Production Company, Inc., as Seller.

  7. Purchase and Sale Agreement dated February 28, 1995, executed by and between Enserch Offshore, Inc., as Buyer and Placid Oil Company, as Seller.

  8. Purchase and Sale Agreement dated February 28, 1995, executed by and between Enserch Offshore, Inc., as Buyer and OPUBCO Resources, Inc., as Seller.

  9. That certain Exploration, Drilling and Production Unit Agreement dated June 22, 1995, executed by and between Enserch Offshore, Inc. and Enserch Exploration, Inc., covering and pertaining to Green Canyon Blocks 253, 254, 297 & 298.

  GREEN CANYON BLOCK 298:

  1. Offer Letter dated April 17, 1995, executed by and  between
     Enserch Exploration, Inc.  and Reading &  Bates Development
     Co., as such may have been amended.

  2. Farmout Agreement dated July 10, 1991 (including all amendments to that agreement), between Exxon Corporation and Hunt Petroleum Corporation covering Green Canyon Blocks
     209, 254, 297, 298 and 342.

  3. Purchase and Sale Agreement dated March 28, 1995, executed by and between Exxon Corporation, as Seller and Enserch
     Exploration, Inc., as Buyer.

  4. Oil Gathering Agreement dated December 2, 1994, executed by and between EP Operating Limited Partnership, as Producer and Manta Ray Gathering Systems Inc., as Gatherer.

  5. Gas Gathering Agreement dated December 2, 1994, executed by and between EP Operating Limited Partnership, as Producer and Manta Ray Gathering Systems Inc., as Gatherer.

  6. Purchase and Sale Agreement dated February 28, 1995, executed by and between Enserch Offshore, Inc., as Buyer and HI Production Company, Inc., as Seller.

  7. Purchase and Sale Agreement dated February 28, 1995, executed by and between Enserch Offshore, Inc., as Buyer and Placid Oil Company, as Seller.

  8. Purchase and Sale Agreement dated February 28, 1995, executed by and between Enserch Offshore, Inc., as Buyer and OPUBCO Resources, Inc., as Seller.

  9. That certain Exploration, Drilling and Production Unit Agreement dated June 22, 1995, executed by and between Enserch Offshore, Inc. and Enserch Exploration, Inc., covering and pertaining to Green Canyon Blocks 253, 254, 297 & 298.

  GREEN CANYON BLOCK 342:

  1. Offer Letter dated  April 17, 1995, executed by and between
     Enserch Exploration, Inc.  and Reading &  Bates Development
     Co., as such may have been amended.

  2. Farmout Agreement dated July 10, 1991 (including all amendments to that agreement), between Exxon Corporation and Hunt Petroleum Corporation covering Green Canyon Blocks
     209, 254, 297, 298 and 342.

  3. Purchase and Sale Agreement dated March 28, 1995, executed by and between Exxon Corporation, as Seller and Enserch
     Exploration, Inc., as Buyer.

  4. Oil Gathering Agreement dated December 2, 1994, executed by and between EP Operating Limited Partnership, as Producer and Manta Ray Gathering Systems Inc., as Gatherer.

  5. Gas Gathering Agreement dated December 2, 1994, executed by and between EP Operating Limited Partnership, as Producer and Manta Ray Gathering Systems Inc., as Gatherer.

  6. Purchase and Sale Agreement dated February 28, 1995, executed by and between Enserch Offshore, Inc., as Buyer and HI Production Company, Inc., as Seller.

  7. Purchase and Sale Agreement dated February 28, 1995, executed by and between Enserch Offshore, Inc., as Buyer and Placid Oil Company, as Seller.

  8. Purchase and Sale Agreement dated February 28, 1995, executed by and between Enserch Offshore, Inc., as Buyer and OPUBCO Resources, Inc., as Seller.

  GREEN CANYON BLOCK 297:

  1. Offer Letter dated  April 17, 1995, executed by and between
     Enserch Exploration, Inc.  and Reading & Bates  Development
     Co., as such may have been amended.

  2. Farmout Agreement dated July 10, 1991 (including all amendments to that agreement), between Exxon Corporation and Hunt Petroleum Corporation covering Green Canyon Blocks
     209, 254, 297, 298 and 342.

  3. Joint Bidding Agreement dated April 16, 1987, (including all amendments to that agreement) between EP Operating
     Company and Hunt Petroleum Corporation, et al., covering and pertaining to Green Canyon Block 297.

  4. Purchase and Sale Agreement dated March 28, 1995, executed by and between Exxon Corporation, as Seller and Enserch
     Exploration, Inc., as Buyer.

  5. Oil Gathering Agreement dated December 2, 1994, executed by and between EP Operating Limited Partnership, as Producer and Manta Ray Gathering Systems Inc., as Gatherer.

  6. Gas Gathering Agreement dated December 2, 1994, executed by and between EP Operating Limited Partnership, as Producer and Manta Ray Gathering Systems Inc., as Gatherer.

  7. Purchase and Sale Agreement dated February 28, 1995, executed by and between Enserch Offshore, Inc., as Buyer and HI Production Company, Inc., as Seller.

  8. Purchase and Sale Agreement dated February 28, 1995, executed by and between Enserch Offshore, Inc., as Buyer and Placid Oil Company, as Seller.

  9. Purchase and Sale Agreement dated February 28, 1995, executed by and between Enserch Offshore, Inc., as Buyer and OPUBCO Resources, Inc., as Seller.

 10. That certain Exploration, Drilling and Production Unit Agreement dated June 22, 1995, executed by and between Enserch Offshore, Inc. and Enserch Exploration, Inc., covering and pertaining to Green Canyon Blocks 253, 254, 297 & 298.

  GREEN CANYON BLOCK 341:

  1. Offer Letter dated April 17, 1995, executed by and  between
     Enserch Exploration, Inc.  and Reading &  Bates Development
     Co., as such may have been amended.

  2. Purchase and Sale Agreement dated March 28, 1995, executed by and between Exxon Corporation, as Seller and Enserch
     Exploration, Inc., as Buyer.

  GREEN CANYON BLOCK 210:

  1. Offer Letter dated April 17,  1995, executed by and between
     Enserch Exploration,  Inc. and Reading &  Bates Development
     Co., as such may have been amended.

  2. Purchase and Sale Agreement dated March 28, 1995, executed by and between Exxon Corporation, as Seller and Enserch
     Exploration, Inc., as Buyer.

  GREEN CANYON BLOCK 213:

  1. Purchase and Sale Agreement dated February 28, 1995, executed by and between Enserch Offshore, Inc., as Buyer and HI Production Company, Inc., as Seller.

  2. Purchase and Sale Agreement dated February 28, 1995, executed by and between Enserch Offshore, Inc., as Buyer and Placid Oil Company, as Seller.

  3. Purchase and Sale Agreement dated February 28, 1995, executed by and between Enserch Offshore, Inc., as Buyer and OPUBCO Resources, Inc., as Seller.

  GREEN CANYON BLOCK 258:

  1. Purchase and Sale Agreement dated February 28, 1995, executed by and between Enserch Offshore, Inc., as Buyer and HI Production Company, Inc., as Seller.

  2. Purchase and Sale Agreement dated February 28, 1995, executed by and between Enserch Offshore, Inc., as Buyer and Placid Oil Company, as Seller.

  3. Purchase and Sale Agreement dated February 28, 1995, executed by and between Enserch Offshore, Inc., as Buyer and OPUBCO Resources, Inc., as Seller.

  GREEN CANYON BLOCK 253:

  1. Assignment and Conveyance dated effective March 1, 1995, executed by and between Shell Offshore, Inc., et al., as Assignor, and Enserch Exploration, Inc., as Assignee, subject to letter agreement dated May 12, 1995.

  2. That certain Exploration, Drilling and Production Unit Agreement dated June 22, 1995, executed by and between Enserch Offshore, Inc. and Enserch Exploration, Inc., covering and pertaining to Green Canyon Blocks 253, 254, 297 & 298.



                            EXHIBIT 3.9

                     ENVIRONMENTAL DISCLOSURES

  Incidents of Non-Compliance:

     1. Blow out Preventor test using lower pressure than required for the OCS-G 7049 #4 Well.

     2. Blow out Preventor test did not indicate that each component was effectively holding pressure for the OCS-G 7049 #4 Well.

  Other:

     1.   OCS-G 7049 #3 Well

          -loss from the MV Hoss Fortune of 2 drums containing 2 gallons each of engine oil and "rig-rite" BOP fluid

          -loss  from a  waste boat  while traveling  from Grand
          Isle base to the Treasure Stawinner of a pallet containing miscellaneous items from National Oilwell.

          -loss of anchor shackle, and some chain which broke from chain while demooring the rig and left on the bottom (below mudline) at 3300 feet.


  ALL OF THE ABOVE WERE REPORTED TO THE MMS.



                          EXHIBIT 5.2(a)

                  TO PURCHASE AND SALE AGREEMENT
                   FORM OF CONVEYANCE INSTRUMENT


  STATE OF TEXAS

  COUNTY OF DALLAS

                    ASSIGNMENT AND BILL OF SALE

        THIS Assignment and Bill of Sale (the "Assignment") is entered into and shall be effective as of 12:01 a.m., May 1, 1995 (hereinafter referred to as the "Effective Date"), by and
  between  ENSERCH  EXPLORATION,   INC.,  a  Texas  corporation,
  (hereinafter referred to as "Assignor"), whose mailing address is 4849 Greenville Avenue, Suite 1500, Dallas, Texas, 75206; and READING & BATES DEVELOPMENT CO., a Delaware corporation (hereinafter referred to as "Assignee"), whose mailing address is 901 Threadneedle, Suite 200, Houston, Texas 77079.

                       W I T N E S S E T H:

      1. Sale. THAT, FOR THE CONSIDERATION stated hereinbelow in Article 5. and OTHER VALUABLE CONSIDERATION, the sufficiency of which is hereby acknowledged, Assignor does hereby GRANT, SELL, TRANSFER, ASSIGN, and CONVEY unto Assignee the undivided right, title and interest reflected in Exhibit 1 Part (a) hereof, in and to the following described interests and properties (the undivided interest being assigned hereunder in such interests and properties shall hereinafter be referred to collectively as the "Assets" and the specific quantitative interest being assigned hereunder represents an undivided twenty percent (20%) of the interest of Assignor in the Assets):

        a. The oil, gas and mineral lease described on Exhibit 1, Part (a) (the Lease ), together with a like interest with respect to the Lease in and to any and all (i) mineral interests, (ii) overriding or landowners' royalty interests, (iii) surface and subsurface interests and rights, (iv) beneficial, convertible or reversionary interests, (v) interest owned, claimed or acquired, or to be owned, claimed or acquired, by agreement, (vi) production payments, (vii) contractual interests owned pursuant to participation agreements, operating agreements or similar agreements, and (viii) any and all like or unlike interests, including without limitation those specific items identified on
             Exhibit 1, Part (a). This shall include any contractual rights providing for the acquisition or earning of any of the foregoing, and Assignor's rights in respect of any pooled, communitized or unitized acreage of which any of the foregoing is a part. SAVE AND EXCEPT ANY RIGHT, TITLE OR INTEREST OF ASSIGNOR IN AND TO, OR ANY RIGHTS DERIVED FROM, ANY BIDDING AGREEMENTS EXECUTED BY AND BETWEEN ASSIGNOR AND MOBIL OIL EXPLORATION & PRODUCING SOUTHWEST INC.. (All of the foregoing shall be called collectively the Leasehold Interests. )

        b. Any and all wells, wellbores, pipe, gathering lines, compressors, facilities, equipment, platforms, pipelines and any and all other personal, real, movable and immovable property, fixtures or equipment which are located on or used directly in connection with the production, treatment or transportation of oil and gas from the Leasehold Interests, including, without limitation, those items specifically identified on Exhibit 1, Part (b) (the Equipment ).

        c. Any and all easements, rights of way, and subsurface and surface rights associated or used in connection with any such easements or rights of way, which easements, rights-of-way and subsurface and surface rights have been obtained for use in connection with the Leasehold Interests (the Gathering Facilities ).

        d. Any and all oil, gas and other minerals produced from or attributable to the Leasehold Interests on or after the Effective Date.

        e. To the extent the same are assignable or transferable by Assignor and to the extent and only to the extent that the same relate to the ownership or operation of the Leasehold Interests, the Gathering Facilities or the Equipment on or after the Effective Date, a like interest in and to all orders, contracts, agreements (including without limitation all operating agreements, transportation agreements, unit agreements, participation agreements and processing agreements), instruments, licenses, authorizations, permits, audits, claims, liens, suits, settlements and demands, and other rights, privileges, benefits and powers conferred upon Assignor, including, but not limited to those listed on Exhibit 1 part (c).

  TO HAVE AND TO HOLD unto Assignee, subject to the terms, conditions and reservations hereinbelow recounted.

     2.   Title Warranty.  Assignor warrants that:

        a. Except as specifically set forth in the Purchase and Sale Agreement described in Article 10. below or under the contracts and agreements listed in
             Exhibit 1 to this Assignment, and further except as a consequence of the formation of a unit, neither Assignor nor any parent, subsidiary or affiliate of Assignor during their respective periods of ownership has (A) executed any deed, conveyance, assignment or other instrument as an assignor, grantor, sublessor or in another capacity or (B) has breached any obligation under any Lease that would (i) result in Assignee's being entitled to receive less than the net revenue interest for any Lease, well or unit set forth in Exhibit 1 of all oil and gas in, under, and that may be produced, saved and marketed from or attributable to such Lease, well or unit, or (ii) obligate Assignee to bear the costs and expenses relating to the maintenance, development and operation of such Lease, well or unit in an amount greater than the working interest for such Lease, well or unit set forth in Exhibit 1, unless the net revenue interest attributable to said working interest is increased by a proportionate or greater amount; and

        b. Except as specifically set forth in the Purchase and Sale Agreement described in Article 10. below or under the contracts and agreements listed in
             Exhibit 1 to this Assignment, the Assets are free of all liens, security interests and encumbrances;

  (the limited warranty set forth in subparagraphs (a) and (b) above shall hereinafter be referred to as the Special Limited Warranty ). Assignor shall convey the Assets with no warranty whatsoever other than the Special Limited Warranty, but with full substitution and subrogation to Assignee in and to all covenants, agreements, representations and warranties made by others heretofore given or made in connection with the Assets or any part thereof.


     3. Acceptance. Assignee accepts this Assignment and acknowledges delivery of the Assets and accepts the obligations as provided in the Purchase and Sale Agreement described in Article 10 below (including those contracts and agreements listed on Exhibit 1 of this Assignment, insofar and only insofar as such contracts and agreements cover, pertain or apply to the Leasehold Interests), on or after the Effective Date, including, but not limited to, any overriding royalty interests which may burden the Assets and which were created by Assignor's predecessor(s) in title.


     4.   Other Warranty Provisions.  Assignee acknowledges that
  (a) Assignor  has not  made  any warranty  or  representation, whether express, implied, at common law, by statute or otherwise, relating to the fitness for an intended purpose or condition of any movable property constituting a portion of the Assets and (b) Assignee shall acquire such personal property in WHERE IS, AS IS condition. Except as may be specifically set forth to the contrary in the Purchase and Sale Agreement described in 10 below(the "Agreement"), Buyer acknowledges that Seller has made no representations or warranties whatever, expressed or implied, (Seller having hereby expressly disclaimed all such warranties) as to the accuracy, completeness, or materiality of any data, information, record or materials now, heretofore, or hereafter made available in connection with this Agreement (including, without limitation, any descriptions of oil and gas leases; quality or quantity or hydrocarbon reserves attributable to the Assets, if any; production rates, exploratory or development drilling opportunities, decline rates, potential for production of hydrocarbons from the Assets; the environmental condition of said Assets; the legal, tax or other consequences of owning Seller's interest in the Assets; or any other information contained in any material furnished in connection with this transaction). Any and all such data, information, records or materials furnished by Seller to Buyer is provided as a convenience only and any reliance on or use of same is at the Buyer's sole risk. WITHOUT LIMITING THE GENERALITY OF THIS PARAGRAPH, SELLER DISCLAIMS AND NEGATES AS TO ANY PERSONAL PROPERTY, FIXTURES, IMPROVEMENTS AND APPURTENANCES SUBJECT TO THIS AGREEMENT (INCLUDING ALL WELLS):
  (A) ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, (B) ANY IMPLIED OR EXPRESS WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, AND (C) ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR SAMPLE OR MATERIALS. THE PURCHASER EXPRESSLY AGREES THAT TITLE TO SUCH PERSONAL PROPERTY, FIXTURES, IMPROVEMENTS AND APPURTENANCES WILL BE ACCEPTED "AS IS", "WHERE IS", "WITH ALL FAULTS", AND IN ITS PRESENT CONDITION AND STATE OF REPAIR.

     5. Consideration. The consideration for this Assignment and the nine other Assignments and Bills of Sale this day entered into by and between Assignor and Assignee conveying certain interests in OCS-G 8504, 7049, 8010, 8012, 8876,
  13171,  13696, 8000,  8006 and  8005, is  the sum  of Eighteen
  Million Two Hundred Fifty Thousand and No/100 ($18,250,000.00) Dollars ("Purchase Price"), in part payment thereof, Assignee has paid, in ready and current funds, the sum of Six Million Two Hundred Fifty Thousand and NO/100 ($6,250,000.00) Dollars to the Assignor, who hereby acknowledges the receipt thereof and grants full acquittance and discharge therefor.

     And,  for the  balance of  the Purchase  Price, the  sum of
  Twelve Million and No/100 ($12,000,000.00) Dollars, the Assignee has furnished one (1) certain Promissory Note in the amount of Twelve Million and No/100 Dollars ($12,000,000.00), drawn by the Assignee to the order of Assignor, dated the 18th day of October, 1995, and payable in two installments of Six Million and No/100 ($6,000,000.00) Dollars each, the first due on March 31, 1996 and the second due on September 30, 1996, which note bears interest at the rate of 8.56% per annum from date thereof until paid.

     6.   Liability  of  Successors.    The  terms,  conditions,
  rights and obligations of this Assignment shall run with the land and extend to and be binding upon the parties hereto and their respective successors, heirs and/or assigns.

     7. Counterparts. This Assignment may be executed in several original counterparts, all of which are identical. Each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. The signature pages of the counterparts may be amalgamated to form complete documents for the purpose of recording complete documents in the public registries.

     8. Severability. If any provision of this Assignment is invalid or unenforceable in part or in whole in any jurisdiction applicable to this Assignment, then, to the extent permitted by applicable law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the parties hereto as nearly as may be possible, and (ii) the invalidity or unenforceability of such provision in any jurisdiction shall not affect the validity or enforceability thereof in any other jurisdiction.


     9. Governing Law. THIS ASSIGNMENT SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF LOUISIANA, WITHOUT REGARD TO CONFLICT OF LAW RULES THAT WOULD DIRECT APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

     10. Purchase and Sale Agreement. Notwithstanding anything to the contrary provided herein, this Assignment shall at all times be subject to the terms, conditions and exceptions contained in that certain unrecorded Purchase and Sale Agreement dated the same date as this Assignment by and between Assignor and  Assignee.  The  unrecorded Purchase  and
  Sale Agreement shall at all times govern the rights of the parties in and to the Assets. All interested parties are hereby given notice of the existence of the unrecorded Purchase and Sale Agreement.

     11.  MMS  Approval.   This  Assignment  is  expressly  made
  subject to the approval of the Minerals Management Service, United States Department of the Interior.

        IN WITNESS WHEREFORE, this Assignment is executed in multiple originals and in the presence of the undersigned witnesses on this 18th day of October, 1995, but to be effective as of the Effective Date.


  WITNESSES:                                 ASSIGNOR:

                                          ENSERCH EXPLORATION, INC.
  ___________________________________     Tax ID # 75-2556975
  Name:  James K. Teringo, Jr.

                                          By:______________________
                                              R. L. Kincheloe
  Name:                                       Senior Vice President,
                                              Offshore and International

                                           ASSIGNEE:
  WITNESSES:
                                           READING & BATES DEVELOPMENT CO.
                                           Tax ID# 73-0797067

  Name:_________________________________
                                            _________________________
                                            By: D. C. Toalson
  Name:__________________________________       President





  STATE OF TEXAS

  COUNTY OF DALLAS

     BEFORE ME, the undersigned authority, duly commissioned and qualified within and for the State and County aforesaid, personally came and appeared:

     R. L. KINCHELOE, to me personally known to be the person whose name is subscribed to the foregoing instrument, who declared and acknowledged to me, notary, in the presence of the undersigned competent witnesses, that he executed the above and foregoing instrument in his capacity as Senior Vice President, Offshore and International of Enserch Exploration, Inc., a Texas corporation, on behalf of said corporation with full authority, and that the said instrument is the free act and deed of the said corporation, and was executed for the uses, purposes and benefits therein expressed.

     THUS DONE, READ AND SIGNED in the State and County aforesaid, in the presence of James K. Teringo, Jr. and ________________________, competent witnesses, on the 18th day of October, 1995.

  WITNESSES:


  ______________________________    ________________________________
  James K. Teringo, Jr.             R. L. KINCHELOE

  ______________________________



                  _____________________________________
                  Notary Public in and for the
                  State of Texas

  My Commission expires:

  ____________________________





  STATE OF TEXAS

  COUNTY OF DALLAS

     BEFORE ME, the undersigned authority, duly commissioned and qualified within and for the State and County aforesaid, personally came and appeared:

     D. C. TOALSON, to me personally known to be the person whose name is subscribed to the foregoing instrument, who declared and acknowledged to me, notary, in the presence of the undersigned competent witnesses, that he executed the above and foregoing instrument in his capacity as President of Reading & Bates Development Co., a Delaware corporation, on behalf of the said corporation with full authority, and that the said instrument is the free act and deed of the said corporation, and was executed for the uses, purposes and benefits therein expressed.

     THUS DONE, READ AND SIGNED in the State and County a f o r e s a i d , i n t h e p r e s e n c e o f
  _________________________________                          and
  _________________________________, competent witnesses, on the
  18th day of October, 1995.

  WITNESSES:


  ___________________________________  ____________________________________
                                       D. C. TOALSON

  ___________________________________



                    ____________________________________
                    Notary Public in and for the
                    State of Texas

  My Commission expires:

  __________________________________



                             EXHIBIT 1

                             Part (a)

       [DESCRIBE LEASE AND INTEREST BEING ASSIGNED THEREIN]



                             Part (b)

     Together with a like interest in and to:

                  [DESCRIBE WELLS AND EQUIPMENT]


                             Part (c)

     Together with a like interest in and to:

                [DESCRIBE CONTRACTS AND AGREEMENTS]



  NOTE:    ALL REFERENCES  IN THIS  EXHIBIT  1 MADE  TO "WORKING
  INTEREST" AND "NET REVENUE  INTEREST", AND TO THE NUMBERS  SET
  FORTH IN CONNECTION THEREWITH, ARE FOR TITLE WARRANTY PURPOSES
  ONLY.



                          EXHIBIT 5.2(c)
                  TO PURCHASE AND SALE AGREEMENT

                         PAYMENT AGREEMENT

    (Filed seperately as Exhibit 10.123 to the Company's Annual
                  Report on Form 10-K for 1995.)


                          EXHIBIT 5.2(f)
                  TO PURCHASE AND SALE AGREEMENT

    AUTHORIZATION FOR EXPENDITURE FOR THE DRILLING OF THE OCS-G
  7049 #5 WELL


                          EXHIBIT 5.2(g)
                  TO PURCHASE AND SALE AGREEMENT

                         OPTION AGREEMENT

    (Filed seperately as Exhibit 10.126 to the Company's Annual
                  Report on Form 10-K for 1995.)